OTCBB: CNYC

CANYON COPPER ANNOUNCES RESIGNATION OF DIRECTOR

VANCOUVER, BC, January 26, 2010 – Canyon Copper Corp. (the “Company”) (OTCBB:CNYC) announced today that, effective January 26, 2010, Andrew Malim resigned as a member of the Company’s Board of Directors. Mr. Malim resigned to pursue other business opportunities. There was no disagreement between Mr. Malim and the Company regarding any matters relating to the Company’s operations, policies or practices.

The Company wishes to thank Mr. Malim for his tenure with Canyon Copper Corp. and success in his future endeavours.

About Canyon Copper

The Company's New York Canyon Property is located in the New York Canyon area of the Santa Fe Mining District, Mineral County, Nevada. The project hosts oxide and sulphide copper bearing mineralization outlined by historical operators. The most advanced of these zones is the Longshot Ridge copper oxide deposit. This zone has not been completely outlined and remains partially open. The Copper Queen mineralized zone is located approximately three kilometres west of Longshot Ridge and hosts copper and molybdenum sulphide mineralization. Several additional mineralized areas identified throughout the New York Canyon property have yet to be explored.

On behalf of the Board of Directors,

“Benjamin Ainsworth”

CANYON COPPER CORP.
Benjamin Ainsworth, President and Director

This News Release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified by their use of terms and phases such as “believe,” “expect,” “plan,” “anticipate” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from the Company's expectations, and expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to the following, the Company's ability to obtain additional financing, geological, mechanical or difficulties affecting the Company's planned geological work programs, uncertainty of estimates of mineralized material and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

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TEL (604) 331-9326 • FAX (604) 684-9365